                                                                    EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                                    FORM T-1


                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

          Check if an application to determine eligibility of a Trustee pursuant to Section 305(b)(2)_____

                      ------------------------------------

                                 CITIBANK, N.A.
               (Exact name of trustee as specified in its charter)

                                                        13-5266470
                                                  (I.R.S. employer
                                               identification no.)

         399 Park Avenue, New York, New York               10043
         (Address of principal executive office)      (Zip Code)



                      ------------------------------------

                      United Pan-Europe Communications N.V.
               (Exact name of obligor as specified in its charter)

      The Netherlands                                   98-0191997
(State or other jurisdiction of            (I.R.S. employer identification no.)
 incorporation or organization)

Fred. Roeskestraat 123                     Michael T. Fries, Chairman
P.O. Box 74763                             c/o UnitedGlobalCom, Inc.
1076 EE Amsterdam, The Netherlands         4643 South Ulster Street, Suite 1300
+31 20 778 9840                            Denver, Colorado 80237
(Address and telephone number of           Telephone: (303) 770-4001
principal executive offices)               (Name, address and telephone
                                           number of agent for service)

                      ------------------------------------

                                 Debt Securities
                       (Title of the indenture securities)
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1.      General Information.

        Furnish the following information as to the trustee:

        (a) Name and address of each examining or supervising authority to which it is subject.

                Comptroller of the Currency, Washington, D.C.

                Federal Reserve Bank of New York
                35 Liberty Street, New York, NY

                Federal Deposit Insurance Corporation
                Washington, D.C.

        (b)     Whether it is authorized to exercise corporate trust powers.

                        Yes.

2.      Affiliations with Obligor.

        If the obligor is an affiliate of the trustee, describe each affiliation

                        None.

16.     List of Exhibits.
        -----------------

        List below all exhibits filed as part of this Statement of Eligibility.
        -----------------------------------------------------------------------

        Exhibits identified in parentheses below, on file with the Commission,
        ----------------------------------------------------------------------
        are incorporated herein by reference as exhibits hereto.
        --------------------------------------------------------

        Exhibit 1 - Copy of Articles of Association of the Trustee, as now in
                    effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

        Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577)

        Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

        Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibits 4 to T-1 to Registration Statement No. 33-34988)

        Exhibit 5 - Not applicable.

                                       2


        Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No.33-19227.)

        Exhibit 7 - Copy of the latest Report of Condition of the Trustee dated as of March 31, 1998

        Exhibit 8 - Not applicable.

        Exhibit 9 - Not applicable.

                               -------------------

                                    SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 23rd day of September, 1999.



                                         CITIBANK, N.A.

                                         By /s/ Jillian Hamblin
                                          ---------------------
                                          Jillian Hamblin
                                          Assistant Vice President

Charter No. 1461
Comptroller of the Currency
Northeastern District
REPORT OF CONDITION
CONSOLIDATING
DOMESTIC AND FOREIGN
SUBSIDIARIES OF
Citibank, N.A.
of New York in the State of New York, at the close of business on June 30, 1999, published in response to call made by comptroller of the Currency, under Title
12, United States Code, Section 161. Charter Number 1461 Comptroller of the
Currency Northeastern District.

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
ASSETS

Thousands of dollars

Cash and balances due from depository institutions:
 Noninterest-bearing balances and currency and coin..................................$   8,353,000
 Interest-bearing balances...........................................................   12,917,000
 Held-to-maturity securities.........................................................            0
 Available-for-sale securities.......................................................   38,392,000
 Federal funds sold and securities purchased under agreements to resell..............    9,122,000

Loans and lease financing receivables:
 Loans and Leases, net of unearned income............................................$ 197,977,000

LESS:
 Allowance for loan and lease losses.................................................    4,671,000
 Loans and leases, net of unearned income, allowance, and reserve....................  193,306,000
 Trading assets......................................................................   26,919,000
 Premises and fixed assets (including capitalized leases)............................    3,957,000
 Other real estate owned.............................................................      388,000
 Investments on unconsolidated subsidiaries and associated companies.................    1,179,000
 Customers' liability to this bank on acceptances outstanding........................    1,193,000
 Intangible assets...................................................................    4,368,000
 Other assets........................................................................   12,514,000

  TOTAL ASSETS.......................................................................$ 312,608,000

LIABILITIES

Deposits:
 In domestic offices.................................................................  $ 40,703,000
 Noninterest-bearing.................................................................  $ 13,139,000
 Interest-bearing....................................................................    27,564,000
 In foreign offices, Edge and Agreement subsidiaries, and IBFs.......................   184,168,000
 Noninterest-bearing.................................................................    11,869,000
 Interest-bearing....................................................................   172,299,000
 Federal funds purchased and securities sold under agreements to repurchase..........     7,586,000
 Trading liabilities.................................................................    23,220,000

Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
 With a remaining maturity of one year or less.......................................    10,700,000
 With a remaining maturity of more than one year through three years...............       1,294,000
 With a remaining maturity of more than three years..................................     2,551,000
 Bank's liability on acceptances executed and outstanding............................     1,228,000
 Subordinated notes and debentures...................................................     6,600,000
 Other liabilities...................................................................    13,858,000

TOTAL LIABILITIES....................................................................  $291,908,000

 Perpetual preferred stock and related surplus.......................................             0
 Common stock........................................................................  $    751,000
 Surplus.............................................................................     9,861,000
 Undivided profits and capital reserves..............................................    10,997,000
 Net unrealized holding gains (losses) on available-for-sale securities..............       (19,000)
 Accumulated net gains (losses) on cash flow hedges..................................             0
 Cumulative foreign currency translation adjustments.................................      (710,000)

TOTAL EQUITY CAPITAL.................................................................  $ 20,700,000

TOTAL LIABILITIES, LIMITED LIFE PREFERRED STOCK, AND EQUITY CAPITAL..................  $312,608,000

I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                              ROGER W. TRUPIN
                              CONTROLLER

We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                              JOHN S. REED
                              WILLIAM R. RHODES
                              PAUL J. COLLINS
                              DIRECTORS
                              EQUITY CAPITAL


Perpetual preferred stock and related surplus................................................              0
Common Stock.................................................................................  $     751,000
Surplus......................................................................................      9,609,000
Undivided profits and capital reserves.......................................................     11,201,000
Net unrealized holding gains (losses) on available-for-sale securities.......................         27,000
Accumulated net gains (losses) on cash flow hedges...........................................              0
Cumulative foreign currency translation adjustments..........................................       (699,000)
TOTAL EQUITY CAPITAL.........................................................................  $  20,889,000
TOTAL LIABILITIES AND EQUITY CAPITAL.........................................................  $ 309,515,000
ASSETS
Thousands
of dollars
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin...........................................  $   9,506,000
Interest-bearing balances....................................................................     12,615,000
Held-to-maturity securities..................................................................              0
Available-for-sale securities................................................................     36,981,000
Federal funds sold and securities purchased under agreements to resell.......................      7,560,000
Loans and lease financing receivables:
Loans and Leases, not of unearned income.....................................................  $ 192,415,000
LOSS: Allowance for loan and lease losses....................................................      4,704,000
Loans and Leases, net of unearned income, allowance, and reserve.............................  $ 192,711,000
Trading assets...............................................................................     27,650,000
Promises and fixed assets (including capitalized losses).....................................      3,924,000
Other real estate owned......................................................................        366,000
Investments in unconsolidated subsidiaries and associated companies..........................      1,123,000

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

Customers' liability to this bank on acceptances outstanding.................................      1,228,000
Intangible assets............................................................................      4,017,000
Other Assets.................................................................................     11,834,000
TOTAL ASSETS.................................................................................  $ 309,515,000
LIABILITIES
Deposits: In domestic offices................................................................  $  41,555,000
Noninterest-bearing..........................................................................  $  13,930,000
Interest-bearing.............................................................................     27,625,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs................................    179,468,000

Noninterest-bearing..........................................................................     13,309,000
Interest-bearing.............................................................................    166,159,000
Federal funds purchased and securities sold under agreements to repurchase...................      7,516,000
Trading liabilities..........................................................................     24,124,000
Other borrowed money (includes mortgage indebtedness and obligations under
capitalized leases): With a remaining maturity of one year or less...........................     11,128,000
With a remaining maturity of more than one year through three years..........................      1,454,000
With a remaining maturity of more than three years...........................................      2,512,000
Bank's liability on acceptances executed and outstanding.....................................      1,283,000
Subordinated notes and debentures...........................................................       6,600,000
Other liabilities...........................................................................      12,986,000
TOTAL LIABILITIES............................................................................    288,626,000
EQUITY CAPITAL

I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

ROGER W. TRUPIN CONTROLLER

We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

PAUL J. COLLINS
JOHN S. REED
WILLIAM R. RHODES